UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

MINING POWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55788	46-3289369
(State of Incorporation)	(Commission File Number)	IRS Employer ID No.

20200 Dixie Highway

Suite 906

Miami, Florida 33180

(Address of Principal Executive Offices)

(800) 304-2657

(Registrant's Telephone Number including Area Code)

18851 Northeast 29th Avenue

Suite 700

Aventura, Florida 33180-2845

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 1.01 Entry into a Material Definitive Agreement

On August 1, 2018 Mining Power Group, Inc. (the “Company” or the “Registrant”) entered into an agreement (the “Acquisition Agreement”) to acquire the majority ownership interest of Northway Mining, LLC (“Northway”). a New York limited liability company, located at 707 Flats Road, Athens, New York. Pursuant to the Acquisition Agreement the Company acquired fifty-five percent (55%) of the ownership units of Northway in return for an investment of $1,100,000 (U.S.) for the purposes of providing working capital and funds to Northway for improvements to, and expansion of, its facilities, and the purchase of 30-acres of flat land and buildings at its Athens, New York address owned by a third party per that separate “Agreement for Purchase of Property between Northway Mining, LLC and CSX4236 Motorcycle Salvage LLC” (the “Land Purchase Agreement”). (The “Acquisition”)

Under the terms and conditions of the Acquisition, Northway has amended and restated its New York State limited liability company Operating Agreement under which it is stated that it will maintain its current management.

In addition, under the terms and conditions of the Acquisition Agreement, the Company is providing the current Northway management with a performance-based stock option for two and a half million (2,500,000) shares of the Registrant’s restricted common stock as earned over a period of six (6) months for the achievement of performance goals as established by the Board of Directors of the Company.

Northway is a cryptomining data center hosting third-party owned and operated cryptomining machines within its 5000 square feet facility. It currently is hosting over 1,100 machines in its facilities at Flats Road under individual service agreements with third-party machine owners.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Under the terms of the Acquisition Agreement, the Company purchased a majority of the assets of Northway as detailed in Exhibit 10.1 thereto.

The Acquisition Agreement and Land Purchase Agreement each contain customary terms and conditions typical to agreements of each type. A copy of each of the Acquisition Agreement and Land Purchase Agreement is attached hereto as Exhibit 10.1, and 10.2. The description of each of the Acquisition Agreement and Land Purchase Agreement herein is qualified by the terms of the full text of each agreement attached hereto and the terms thereof are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

(d) Exhibits.

10.1	Acquisition Agreement between Mining Power Group, Inc. and Northway Mining, LLC
10.2	Agreement for Purchase of Property between Northway Mining, LLC and CSX4236 Motorcycle Salvage LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mining Power Group, Inc. (the “Registrant”)
DATE: August 8, 2018	a Colorado corporation /s/Dror Svorai________ Name: Dror Svorai Title: Chief Executive Officer

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